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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

            The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                    Dated:  February 14, 2003

                                    WAM Acquisition GP, Inc.
                                        for itself and as general partner of
                                        LIBERTY WANGER ASSET MANAGEMENT, L.P.

                                    By: /s/ Bruce H. Lauer
                                        ----------------------------------------
                                            Bruce H. Lauer
                                            Senior Vice President and Secretary


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